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                                                                   EXHIBIT 10.12
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of December 31, 2000 by and between SOUTHWEST COMMUNITY BANK a California Banking Corporation ("Bank"), and TIM DeWAN ("DeWan")

         In consideration of the following promises, covenants and conditions, the parties agree as follows:

         1. EMPLOYMENT. Bank employs DeWan as a Vice-President/Business Development Officer. DeWan accepts said employment upon the terms and conditions contained herein.

         2.       DUTIES.

                  a. As a Vice President/Business Development Officer DeWan shall do and perform all acts, services or things necessary or advisable to obtain deposit and loan business for the Bank including all acts customarily performed by a Business Development Officer of a community bank. DeWan shall perform such other related duties prescribed from time to time by the President of the Bank or by the Board of Directors of Bank as may be consistent therewith. DeWan shall perform these duties faithfully, diligently and to the best of his ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws, rules regulations, the Bank's Articles of Incorporation and By-laws, and the policies established by the Bank's Board of Directors.

                  b. DeWan shall devote his entire productive time, ability and attention to the business of Bank during the term of this Agreement. DeWan shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of Bank; provided, however, that these provisions shall not restrict DeWan from owning stock or other securities of a competitor which are relatively insubstantial to the total outstanding stock of such competitor, and so long as he in fact does not have the power to control or direct the management or policies of such competitor and does not serve as a director or officer of or consultant for, and is not otherwise associated with, any competitor except as may be consented to by Bank. Nothing contained herein shall preclude substantially passive investments by DeWan during the Term which may require nominal amounts of time, energy or interest.

                  c. DeWan hereby represents and agrees that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. DeWan therefore expressly agrees that, in addition to any other rights or remedies which Bank may possess, Bank shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by DeWan. This Agreement may not be assigned by DeWan.

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         3.       AT WILL EMPLOYMENT. The effective date of this Agreement shall be ____, 2000. The term of this Agreement is not fixed and employment hereunder is At-Will and may be terminated by either party, with or without cause at any time and without any prior notice.

         4. COMPENSATION. During the first six (6) months of the term of this Agreement (the "Initial Period"), DeWan shall receive guaranteed basic compensation at the rate of Four Thousand ($4,000.00) per month, subject to required deductions and withholding, payable in equal installments on regular paydays of Bank. Commencing with the seventh (7th) month of the Term through and including the twenty-fourth (24th) month of the term, DeWan shall receive guaranteed basic compensation at the rate of One Thousand ($1,000.00) per month.

                  a. Commissions: Bank shall pay commissions to DeWan in accordance with the commission schedule Attached hereto as Exhibit "A", initialed by the parties and incorporated herein by this reference as though set forth in full.

                  b. Advances on Future Commissions: In addition to the guarantee paid during the first six (6) months, DeWan shall have the option to take an additional advance of up to Four Thousand Dollars ($4,000.00) per month against future commissions. Any such additional advances shall be deducted by the Bank from commissions earned during the seventh (7thhrough the twenty-fourth (24thonths on a level monthly basis. In the event DeWan's employment is terminated by either party before the end of the twenty-fourth (24thonth of the Term, the balance of the advance account will be deducted from DeWan's final earnings.

                  c. Insurance. The Bank will pay up to Six Hundred Fifty Dollars ($650.00) per month of the actual cost of medical and/or life insurance coverage for DeWan under the Bank's standard group medical and life insurance programs for its employees. DeWan shall pay any additional charges for requested coverage by deduction from his compensation hereunder.

                  d. Vacation and Other Employee Benefits. DeWan shall not be entitled to paid vacation or sick leave benefits.

                  e. Business Expenses. Subject to the Bank's standard policies, practices and procedures and compliance with Bank's standard policies for requesting reimbursement of expenses, including, but not limited to, filing a properly completed Expense Claim and providing proper receipts, DeWan shall be reimbursed for all ordinary and necessary business expenses incurred by DeWan in the performance of his duties for Bank. Reimbursement shall include thirty one cents per mile ($0.31) for use of DeWan's personal automobile on Bank business and up to One Hundred Fifty Dollars ($150.00) per month for the cost of use of a cell phone, other business calls made by DeWan from his home, and the cost of a pager. DeWan will maintain and provide Bank with adequate records of expenses incurred in connection with such reimbursement.

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         5.       STOCK OPTIONS.

                  a.       Adoption of Plan.

                           (1)      As incentive for increase in the growth,
development and profitability of Bank and its business, the Board of Directors has adopted a qualified stock option plan, which has been approved by its Shareholders.

                           (2)      Subject to prior approval by the Bank's
Board of Directors effective sixty (60) days after the commencement date of this Agreement, DeWan shall receive an option to purchase up to three thousand (3,000) shares of Bank's stock, during the time period and subject to the vesting requirements set forth in the Bank's Stock Option Plan as previously adopted and approved by its Shareholders. The options shall be non-cumulative and non-transferrable.

         6.       TERMINATION OF EMPLOYMENT.

                  a. Events of Termination. Bank may, at its option, immediately terminate this Agreement without any further liability, compensation or obligation of Bank by giving written notice of termination to DeWan without prejudice to any other remedy to which Bank may be entitled either by law, in equity, or under this Agreement on the occurrence of any one of the following:

                           (1)      DeWan willfully breaches or habitually
neglects the duties which he is required to perform under the terms of this Agreement.

                           (2)      DeWan is convicted of any felony.

                           (3)      DeWan is convicted of any misdemeanor
involving misuse of bank checks, drafts, notes, etc., or misfeasance involving a breach of any federal, state or other governmental regulating authorities, rules or regulations involving banking.

                           (4)      DeWan is convicted of any crime involving
moral turpitude.

                           (5)      Bank is ordered to remove DeWan or Bank is
closed or taken over by the State Banking Department, the Federal Deposit Insurance Corporation, or by action of other regulatory or supervisory authority, such regulatory or supervisory authority may immediately terminate this Agreement without any further liability, compensation or obligation to DeWan.

                           (6)      DeWan becomes disabled for any reason
whatsoever, so that he is unable to perform his duties hereunder for a period of six (6) months.

                           (7)      DeWan is declared incompetent or insane by a
court judgment or decree.

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                  b.       Non-Termination Events.

                           (1)      This Agreement shall not be terminated by
any of the following:

                                    (a)      Merger or consolidation or other
"change of control" as defined by banking regulators, where Bank is not the consolidated or the surviving corporation;

                                    (b)      Transfer of all or substantially
all of the assets of Bank;

                           (2)      In the event of any such merger,
consolidation or change of control or transfer of all or substantially all of the assets of the Bank, the surviving or resulting corporation or the transferee of Bank's assets shall be bound by and shall have the benefit of the provisions of this Agreement. Notwithstanding the foregoing, if liquidation proceedings are commenced by regulatory authorities, this Agreement and all rights and benefits shall terminate. In the event of termination for cause, DeWan shall not be entitled to any further compensation or benefits other than basis compensation and expenses incurred prior to such termination.

                  c.       Salary Continuation.

                           (1)      If Bank terminates DeWan without cause
pursuant to the provisions of paragraph 3, Bank shall continue to pay commissions to DeWan for a period of six (6) months based upon the average monthly commissions paid for each of the immediately prior three (3) months).

                           (2)      If DeWan's employment is terminated for any
other reason, either by Bank or by DeWan, DeWan shall not be entitled to any payment except any unpaid sums accrued for commissions or other money due.

                           (3)      In the event the Bank or substantially all
of its assets is sold during the Term or any extension of the Term, DeWan may either:

                                    (a)      have the option to accept the sum
of One Hundred Thousand Dollars ($100,000) as a severance payment by giving written notice no later than ten (10) days prior to the effective date of such sale; OR

                                    (b)      in the event of such sale and DeWan
is not retained by the new owner for at least six (6) months in the same capacity as provided under terms of this Agreement, or if DeWan's commission schedule is reduced by a new owner within that time, DeWan's employment will be considered to have been involuntarily terminated and DeWan shall be entitled to receive severance payment in an amount equal to twenty-four (24) times the average of his commissions for the three (3) calendar months immediately preceding the public announcement of such sale or merger, up to a maximum total severance payment of Two Hundred Thousand Dollars ($200,000.00).

                                    (d)      Remedies. All rights, options and
remedies of the parties hereto contained in this Agreement shall be construed to be cumulative and no one of them shall

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be exclusive of the other. The parties shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Agreement. Failure to enforce any provision of this Agreement or use any remedy shall not be deemed a waiver thereof.

         7.       DOCUMENTS AND TRADE SECRETS.

                  a. Return of Documents. DeWan expressly agrees that all manuals, documents, files, reports, studies, instruments, customer lists, or other materials used or developed by DeWan during the Term of this Agreement or any renewals or extensions thereof, and all copies thereof, are solely the property of Bank, and DeWan has no right, title or interest in them. Upon termination of this Agreement, DeWan shall promptly return them to Bank in good condition.

                  b.       Trade Secrets.

                           (1)      The parties acknowledge and agree that
during the Term of DeWan's employment and in the discharge of his duties, DeWan will have access to and learn of information concerning Bank and its operation that is owned by Bank and regularly used in the operation of its business, and that such information constitutes Bank's trade secrets. DeWan specifically agrees that he will not misuse, misappropriate or disclose any trade secrets or other confidential or proprietary information of Bank, either directly or indirectly, either during the Term of this Agreement or at any time thereafter, except as required in the course of his employment.

                           (2)      DeWan acknowledges and agrees that sale or
unauthorized use or disclosure of any of Bank's trade secrets or other confidential or proprietary information obtained by DeWan during his employment constitutes unfair competition. DeWan promises and agrees not to engage in any unfair competition with Bank, during the Term of this Agreement or thereafter.

                           (3)      The provisions of this paragraph 7 shall
survive the termination or expiration of this Agreement.

         8. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be resolved by arbitration at the American Arbitration Association ("AAA") in the City of San Diego, State of California, in accordance with the California Code of Civil Procedure and the expedited Labor Arbitration rules of the AAA.

         9. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and delivered either by first class certified mail, postage prepaid, return receipt requested, or served personally, addressed as follows or to such other address as may be provided by written notice from time to time:

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To Bank:   Frank J. Mercardante,           To DeWan:    Tim DeWan
           President and CEO                            ____________________
           Southwest Community Bank
           P.O. Box 231867                              ____________________
           Encinitas, CA 92023-1867

         10. PARTIAL INVALIDITY. If any provision of this Agreement is held by a Court of competent jurisdiction or by arbitration, to be invalid, void or unenforceable, the remaining provisions shall, nonetheless, continue in full force without being impaired or invalidated in any way.

         11. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the employment of DeWan by Bank, and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if in writing signed by the party to be charged.

         12. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, executors, administrators and personal representatives.

         13. CALIFORNIA LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14. CAPTIONS. The captions of articles and paragraph headings are for reference only and are not to be construed in any way as part of this Agreement.

         15. ENFORCEMENT. Both DeWan and Bank acknowledge that they had the opportunity to consult with legal counsel of their own choosing regarding the terms and provisions of this Agreement. If arbitration or other legal action is employed to enforce or interpret any of the terms or provisions hereof, the parties agree that the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees.

         EXECUTED at Encinitas, California, on December 31 , 2000.

SOUTHWEST COMMUNITY BANK,                       TIM DeWAN
a California banking corporation

By:  /s/ Frank J. Mergardante                   /s/ Tim DeWan
     ---------------------------                --------------------------------
     Frank J. Mercardante, CEO

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                                   EXHIBIT "A"

                               COMMISSION SCHEDULE

A) NON-INTEREST BEARING DDA ACCOUNT - (Paid monthly on the average collected balance, net of reserves. All accounts must be profitable to the Bank, by virtue of their balances or the payment of fees by the account holder, before a commission is paid.

Non-Analysis Accounts:

-        1.50% per annum during the first 12 months of the account (months 1-12)

-        1.25% per annum during the next 12 months of the account (months 13-24)

Analysis Accounts:

- 60% of the Actual Net Profit on the Account (1) during the first 12 months of the account (months 1-12), up to a maximum of 2.50% of the average collected balance of net reserves

- 35% of the Actual Net Profit on the Account (1) during the next 12 months of the account (months 13-24), up to a maximum of 2.00% of the average collected balance of net reserves

B) INTEREST BEARING TRANSACTION ACCOUNTS (MMDA) - (Paid monthly on the average collected balance, net of reserves.)

0.25% per annum during the first 24 months of the account

C) SAVINGS ACCOUNTS - (Paid monthly on the average collected balance, net of reserves.)

0.50% per annum during the first 14 months of the life of the account

D)       LOANS - No Commissions paid

E) THIRD PARTY FEES - Referral fees earned from third party vendors such as ADP, Paychex and other will be directly to you by those third party vendors.

F) BANK PROVIDED EQUIPMENT - The Bank will provide you with a laptop computer, copier, fax machine and an E-mail address for business use from your home office. You agree to return all such equipment upon termination of our agreement for any reason.

Exhibit 10.12